Exhibit 10.30
Consulting Agreement
This Consulting Agreement (the “Agreement”) is effective as of August 1, 2007 (the “Effective
Date”), as entered into by and between Planet Technologies, Inc., a California corporation (the
“Company”), and Ellen Preston (“Consultant”) with respect to the following facts:
Recitals
     A. Consultant has extensive experience and know-how related to marketing consulting.
     B. The Company desires to retain Consultant to provide marketing consulting services to the Company.
     C. Consultant is willing and desires to provide the Services to the Company upon the prior authorization from the Company’s Chief Executive Officer (the “CEO”), upon the terms, covenants and conditions hereinafter set forth.
Agreement
     Now, Therefore, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties agree as follows:
     1. Term and Amount of Service. The Company hereby retains Consultant from the Effective Date through December 31, 2007. Such Agreement until shall be automatically renewed on a monthly basis unless terminated in writing on thirty (30) days written notice by either the Company or the Consultant (the “Term”). Upon request by the CEO, and at times mutually agreed upon by the CEO and Consultant, Consultant shall devote such time as is agreed to between the CEO and Consultant. Consultation may be sought by the Company over the telephone, in person at the Consultant’s office, at the Company’s offices or another reasonable location or through written correspondence.
     2. Services to Be Provided to the Company. Consultant will provide marketing and sales consulting services to the Company.
     3. Consulting Fees. Consultant shall receive 24,000 options with 1 year vesting at a rate of 1/12 per month with an exercise price of $1.40. Additionally the Company agrees it shall pay Consultant consulting fees at a monthly rate of $2,000.
     4. Expense Reimbursement. Consultant shall be entitled to request reimbursement from the Company for expenses authorized in writing by the CEO and reasonably incurred in the course of carrying out the Services.
     5. Payment of Fees. Consulting fees and reimbursements will be paid within five (5) business days of receipt of invoice from Consultant.
     6. Independent Contractor; Withholding. Consultant will at all times be an independent contractor, and as such will not have authority to bind the Company. Consultant will not act as an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise. Consultant recognizes that no amount will be withheld from any compensation for payment of any federal, state, or local taxes and that Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.
     7. Indemnification. In the event any person or entity who is not a party to this Agreement makes any claim or demand, or brings any legal action, arbitration, or other proceedings against Consultant relating solely to Consultant’s provision of the Services during the Term, the Company hereby agrees to indemnify and hold Consultant harmless from all such third party claims, or claims by the Company for indemnity regarding such third party claims, and all damages, expenses, losses, liability, or attorneys’ fees which Consultant may incur therefrom (hereinafter collectively referred to as “liability”), except liability arising out of or in connection with any illegal acts committed by Consultant, and/or liability which results from Consultant’s negligence or Consultant’s intentional torts.
     8. Confidential Information. Consultant acknowledges that during Consultant’s employment and the Term of this Agreement, Consultant had and will have access to and became acquainted with the Company’s confidential and proprietary information, including but not limited to the Company’s products and services, confidential information regarding its customers and other compilations of information and records. In consideration of the covenants made by the Company herein, Consultant agrees that she shall not directly or indirectly disclose or otherwise use the confidential and proprietary information of the Company.
     9. Relationship of the Parties. Nothing contained herein shall be construed to place the parties in the relationship of employer/employee, partners, or joint venturers. Except as otherwise provided in this Agreement, the Company shall have no power to obligate or bind Consultant in any manner whatsoever. Consultant shall have no power to obligate or bind Company in any manner whatsoever, other than as provided by this Agreement.
     10. Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The rights of the Company and Consultant hereunder may not be assigned without the prior written consent of the other party.
     11. Severability. Should any provision of this Agreement or application thereof be declared invalid, void or unenforceable for any reason, the validity and binding effect of the remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with the invalid, void or unenforceable provision eliminated. To this end, the provisions of this Agreement are severable.
     12. Governing Law. Except to the extent governed by the laws of the United States, this Agreement is to be governed and construed under the internal laws of the State of California and that venue shall be proper for all purposes in San Diego County, California.
     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be the same document. Such counterparts may be executed and delivered in person or via facsimile.
     14. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or be liable for any alleged representation, promise, inducement, or statement not set forth herein.
     15. Modification. This Agreement may not be modified, amended, superseded, or cancelled, and none of the terms, covenants, representations, warranties or conditions hereof may be waived, without a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.
     16. Arbitration. Except as otherwise provided by law, any controversy or claim arising out of or relating to this Agreement, the relationship created hereby, the breach or termination thereof, or otherwise, shall be settled by arbitration in San Diego County, California, in accordance with the Labor Arbitration Rules of the American Arbitration Association, wherein “collective bargaining agreement” or “submission” shall be deemed to be this Agreement, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. BY AGREEING TO ARBITRATION UNDER THIS PARAGRAPH, BOTH CONSULTANT AND THE COMPANY UNDERSTAND THAT THEY ARE AGREEING TO HAVE ANY DISPUTE RELATING TO THIS AGREEMENT DECIDED BY A NEUTRAL ARBITRATOR, AND AS TO THOSE DISPUTES DECIDED BY THE NEUTRAL ARBITRATOR, CONSULTANT AND THE

COMPANY ARE GIVING UP THEIR RIGHT TO A JURY OR COURT TRIAL AND, IN ADDITION, CONSULTANT AND THE COMPANY WAIVE ANY RIGHT TO SEEK PUNITIVE DAMAGES.
Consultant                                                         Company
     17. Attorneys’ Fees and Costs. In any arbitration or other action, the prevailing party shall be entitled to recover from the losing party its reasonable costs and actual attorneys’ fees. The “prevailing party” means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the one in whose favor a judgment is rendered.
     18. Waivers; Cumulative Remedies. The failure of any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party’s rights thereafter to exercise any rights hereunder or to enforce any and every term and condition of this Agreement. Any remedies provided for herein are cumulative, and not in substitution for any other remedy any party may have at law or in equity. No delay on the part of any party in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof.
     19. Representation. The parties hereto acknowledge each has read this Agreement, that each fully understands its rights, privileges and duties under this Agreement, and that each enters into this Agreement freely and voluntarily. Consultant further acknowledges she has had the opportunity to consult with an attorney of her choice who is completely independent of and in no way connected with the Company, to explain the terms of this Agreement and the consequences of signing it.
     20. Headings. All paragraph headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.
     21. Further Assurances. The parties agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such documents and other instruments and shall perform such acts and deeds as may be reasonably required or desirable to effectuate the transactions contemplated by this Agreement or to otherwise carry out the terms and conditions of this Agreement.
[Signature Page Follows Directly]
     In Witness Whereof, the parties hereto have caused this Consulting Agreement to be effective as of the date first set forth above.

CONSULTANT:

Ellen Preston

THE COMPANY: Planet Technologies, Inc.
By:
Edward J. Steube,
President and Chief Executive Officer